UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

REVIUM Rx.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-284934	84-4516676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Azrieli Business Center 89, Medinat Hayehudim Street Herzliya, Israel	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 1 800 519-1687

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Resignation of Mr. Arie Gordashnikov from his position as Chief Financial Officer

On May 27, 2026, Mr. Arie Gordashnikov resigned from his position as Chief Financial Officer of Revium Rx. (“we,” “us,” “our,” “Revium” or the “company”) and of its subsidiaries, effective immediately. Mr. Gordashnikov’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Mr. Igor Bluvstein as Chief Financial Officer

On May 27, 2026, our Board of Directors appointed Mr. Igor Bluvstein to serve as the Chief Financial Officer of the Company and of its subsidiaries, effective immediately.

Prior to his appointment as Chief Financial Officer, from 2024 through 2025, Mr. Bluvstein served as Chief Financial Officer of Argent BioPharma Ltd. (ASX: RGT; LSE: RGT; OTCQB: RGTLF) and from 2022 through 2024 as Chief Financial Officer of G Medical Innovations Holdings Ltd. (NASDAQ: GMVD). Mr. Bluvstein, 44, has over seventeen (17) years of experience in financial leadership across the pharmaceutical, digital health, biotechnology, e-commerce, and petrochemical industries. Earlier in his career, from 2020 through 2022 he served as Chief Financial & Operations Officer of MDD Group and from 2016 through 2020 as Regional Chief Financial Officer at Frutarom Industries Ltd. (acquired by International Flavors & Fragrances Inc. (NYSE: IFF)). Mr. Bluvstein holds a Bachelor of Arts in Accounting and Economics from the Open University of Israel. He is a Certified Public Accountant (CPA).

In connection with his appointment, Mr. Bluvstein will receive a monthly retainer of NIS17,000 plus VAT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIUM Rx.

June 1, 2026	By:	/s/ Amir Avraham
		Name:	Amir Avraham
		Title:	Chief Executive Officer

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